UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

as amended

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SIGNATURE GROUP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Signature Group Sends Letter to Stockholders

SHERMAN OAKS, CA, 07/13/12 – Signature Group Holdings, Inc. (OTCQX: SGGH), today mailed the following letter to its stockholders:

July 13, 2012

Dear Stockholders,

BREAKING NEWS – ISS AND GLASS LEWIS ENDORSE THE WHITE PROXY CARD

SLATE OF SIGNATURE’S DIRECTOR NOMINEES

We are pleased to share with you important breaking news. As described in the enclosed press release, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), two leading independent proxy voting advisory firms whose voting recommendations are considered by major U.S. institutional investment firms, mutual funds and other fiduciaries, have both recommended that the stockholders of Signature Group Holdings, Inc. (the “Company” or “Signature”) support the slate of director nominees on the Company’s WHITE proxy card for election to the Company’s Board of Directors at the 2012 Annual Meeting of Stockholders to be held on July 24, 2012.

In its report dated July 11, 2012, ISS concluded that the dissidents, led by James McIntyre, have largely ignored the significant and necessary progress the Company has made on cleaning up its accounting and legal affairs, which were not resolved in bankruptcy; and positioning the Company for exactly the strategic course both management and the dissidents now argue is necessary.

In fact, ISS noted in its report that the acquisition of North American Breaker Co., LLC (“NABCO”) appears to be a success. ISS further commented that the positive earnings from NABCO demonstrate an improving trend, which is critical for Signature to utilize its NOLs. After considering McIntyre’s strategic plan, ISS concluded that McIntyre has not made a compelling case for change and stockholders should vote FOR all of the individuals nominated on the Company’s WHITE proxy card.

In its report dated July 9, 2012, Glass Lewis identified “significant concerns” regarding McIntyre’s lack of leadership and oversight of the Company during his tenure as Executive Chairman when it operated prior to bankruptcy as Fremont General Corporation. Glass Lewis rejected McIntyre’s slate of nominees, concluding that McIntyre’s bid for control of the Company is NOT in the best interest of all stockholders.

Please use the enclosed WHITE proxy card to vote FOR the Company’s nominees for election to the Board of Directors and FOR each of the other four proposals. If you have inadvertently returned McIntyre’s GOLD proxy card, you are entitled to change your vote – only your last-dated proxy card counts. Please use the enclosed WHITE proxy card to vote TODAY – by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Once again, we greatly appreciate your support.

Sincerely,

John Nickoll	Craig Noell
Chairman of the Board of Directors	Chief Executive Officer

YOUR VOTE IS IMPORTANT,

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using the GOLD proxy card sent to you by

McIntyre, as doing so will revoke your vote on the WHITE proxy card.

The Nation’s Leading Independent Voting Advisory Services Support Signature

Board; Both ISS and Glass Lewis Reject McIntyre Attempt to Take Control

SHERMAN OAKS, Calif., July 12, 2012 / PRNewswire / -- Signature Group Holdings, Inc. (otcqx: SGGH)(“the Company”) today announced that both Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) have recommended that stockholders vote FOR all of the individuals nominated by the Company’s Board of Directors for election to the Board at the Company’s Annual Meeting of Shareholders on July 24, 2012. ISS and Glass Lewis are the two leading independent proxy voting advisory services whose recommendations are considered by major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

In endorsing Signature’s nominees, both ISS and Glass Lewis rejected the hand-picked nominees of James McIntyre, the former Chairman and CEO of the Company when it operated prior to bankruptcy as Fremont General Corporation. The ISS report noted that:

•

“While not reflected in share price performance, presumably because a majority of management’s focus following the bankruptcy was on cleaning up the company’s accounting and legal affairs, management’s current strategy of pursing small cap acquisitions to create a profitable mini-conglomerate appears to be trending in the right direction. The company is growing sales and losses are abating.

•

“…the dissidents have largely ignored the significant and necessary progress the company has made on cleaning up its accounting and legal affairs which were not resolved in bankruptcy, and positioning the company for exactly the strategic course both management and the dissidents now argue is necessary.

•	“Support for the dissident nominee is not warranted under ISS’ analytical framework.”

In its report, Glass Lewis noted:

•

“We believe this raises significant concerns regarding the leadership and oversight (or lack thereof) provided by Mr. McIntyre. The Dissident argues that Mr. McIntyre did not have any operating authority at Fremont over the four-year period prior to the bankruptcy filing and thus was not responsible for the Company’s descent. However, we find it hard to believe that the executive chairman (and the Company’s largest individual shareholder at the time) would have no say or influence over any of the Company’s operations. Even if the Dissident’s argument were to be true, this would suggest a large degree of willful ignorance on the part of Mr. McIntyre, in our view.”

Craig Noell, Chief Executive Officer of Signature, said, “We are very pleased that both ISS and Glass Lewis recognize the strengths of our director nominees and their case for enhancing stockholder value through the continued execution of our current business plan. Today’s ISS announcement, combined with the Glass Lewis report, supports our assertion that the progress made under the current Board and its plans to enhance stockholder value put Signature on the right path forward for its stockholders.”

Glass Lewis concluded:

•

“…the Company’s post-bankruptcy board and management team inherited a mess that was arguably and partially a result of the Dissident’s lack of oversight during his previous tenure with Fremont. Given that the Company is still in the process of remediating its legacy issues, we believe that the incumbent board and management team should be given ample opportunity to rectify these issues and execute its strategy.”

“As confirmed by the endorsements of both ISS and Glass Lewis, to protect their best interests, we urge all our stockholders to vote FOR all our nominees on the WHITE Proxy card,” Mr. Noell concluded.

Signature stockholders that have questions or need assistance in voting their shares are urged to call Signature’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

About Signature Group Holdings, Inc.

Signature is a diversified business and financial services enterprise with principal activities in industrial distribution and special situations financings. Signature has significant capital resources and is actively seeking acquisitions as well as growth opportunities for its existing businesses. The Company was formerly an industrial bank and financial services business with over $9 billion in assets that was reorganized during a two year bankruptcy period. The reorganization provided for Signature to maintain federal net operating loss tax carryforwards in excess of $890 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company. The Company does not undertake to update or revise forward-looking statements in this news release to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

Contact

Signature Group Holdings, Inc. Investor Relations

(805) 435-1255

invrel@signaturegroupholdings.com

Source: Signature Group Holdings, Inc.